AMENDMENT
                                       TO
                               PURCHASE AGREEMENT

     This Amendment to the Purchase Agreement is made effective this 6th day of December, 1996, between Chaparral Resources, Inc. ("Chaparral") and Guntekin Koksal ("Shareholder").

     WHEREAS, Chaparral and Shareholder entered into the Purchase Agreement ("Agreement") dated January 12, 1996 for the purchase by Chaparral of certain shares of Central Asian Petroleum (Guernsey) Limited ["CAP(G)"] stock owned by Shareholder;

     WHEREAS,  Chaparral and  Shareholder  desire to amend the first sentence of
Section 1.c. of the Agreement;

     NOW, THEREFORE,  Chaparral and Shareholder agree that the first sentence of
Section 1.c. of the Agreement is deleted in its entirety and replaced by the following revised first sentence for Section 1.c.:

     1.c. Following the Closing A, Chaparral paid to Shareholder $306,250 on June 11, 1996 and $175,000 on September 11, 1996. On December 11, 1996 Chaparral shall pay the balance of the September 11, 1996 payment of $131,250 and $68,750 of the $306,250 payment due to Shareholder. The balance of the December payment of $237,500 will be paid to Shareholder on the fifth business day following completion of interim financing by Chaparral, if so directed by Chaparral's Board of Directors, but in any event no later than March 11, 1997. On March 11, 1997, Chaparral shall pay Shareholder the regular installment of $306,250 due on that date and additionally, the payment of $237,500 (should said payment still be outstanding as of that date); (each such payment referred to here as "Installment Payment").

     This Amendment may be executed in one or more counterparts each or which shall be deemed an original, but all of which together shall constitute one and the same instrument; and shall only be binding upon the full execution by the parties.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first set forth above.

CHAPARRAL RESOURCES, INC.


/s/Paul V. Hoovler
------------------------------------
Paul V. Hoovler, President

SHAREHOLDER


/s/Guntekin Koksal
------------------------------------
Guntekin Koksal